Exhibit 21.1

SUBSIDIARIES OF VMWARE, INC.

SUBSIDIARIES	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Blue Lane Technologies Private Ltd.	India
Dunes Technologies, Inc.	Delaware
Propero Limited	United Kingdom
VMware Australia Pty Ltd	Australia
VMware Belgium BVBA	Belgium
VMware Bermuda Limited	Ireland
VMware Bulgaria EOOD	Bulgaria
VMware Canada Inc.	Canada
VMware Denmark ApS	Denmark
VMware France SAS	France
VMware Germany GmbH	Germany
VMware Global, Inc.	Delaware
VMware Hong Kong Limited	Hong Kong
VMware International France SARL	France
VMware International Limited	Ireland
VMware International Marketing Limited	Ireland
VMware Israel Ltd.	Israel
VMware Italy S.r.l.	Italy
VMware Marketing Austria GmbH	Austria
VMware Netherlands B.V.	Netherlands
VMware New Zealand Company	New Zealand
VMware Singapore Pte Ltd.	Singapore
VMware Software India Private Limited	India
VMware Spain S.L.	Spain
VMware Sweden AB	Sweden
VMware Switzerland S.a.r.l.	Switzerland
VMware UK Limited	United Kingdom
VMware, K.K.	Japan